Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts”, and “Representations and Warranties” in the Combined Information Statement and Prospectus of Transamerica Funds included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2021, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 295 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds, and are incorporated by reference in the Combined Information Statement and Prospectus included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated December 23, 2020, on the financial statements of Transamerica Global Equity and Transamerica International Equity, included in the Annual Report of the Funds for the fiscal year ended October 31, 2020, which are incorporated by reference in the Combined Information Statement and Prospectus and Statement of Additional Information of Transamerica Funds, included in the Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 24, 2021